Exhibit 99.1

DarioHealth Appoints Healthcare Industry Leader Larry Leisure to Board of Directors

Healthcare innovator and former Accenture executive brings deep industry relationships to advance Dario's AI-driven chronic care platform

NEW YORK, Feb. 27, 2025 -- DarioHealth Corp. (Nasdaq: DRIO) (“Dario” or the “Company”), a leader in AI-driven digital health solutions, today announced the appointment of Lawrence (Larry) B. Leisure to its Board of Directors, bringing four decades of healthcare leadership, managed care expertise, and digital health innovation to the company’s governance. Mr. Leisure’s extensive experience working with health plans, health systems, consultants, and employer coalitions, combined with his deep understanding of health policy, reimbursement, and value-based care models, will be instrumental in guiding Dario’s continued expansion within the payer and employer markets.

Mr. Leisure began his professional career in benefits consulting ultimately serving as National Practice Leader at Towers Perrin (aka Willis Towers Watson) then transitioning to management consulting first as a Senior Partner at PricewaterhouseCoopers and later as a Managing Partner at Accenture.  He went on to serve in senior leadership roles at Kaiser Foundation Health Plan and UnitedHealth Group's OptumInsight unit. His pivot to health care investing started with his joining the venture capital firm of Kleiner Perkins as an Operating Partner.  In 2014, he co-founded Chicago Pacific Founders, a health care focused private equity firm.

As an ardent advocate for innovation in healthcare, Mr. Leisure co-founded the Employer Health Innovation Roundtable, a coalition representing over six million lives. Mr. Leisure is Chairman of the UCSF Rosenman Institute, member of the UCLA Anderson School of Management Board of Advisors, and a Senior Advisor at the Mussalem Center for BIODESIGN at Stanford University.

He received his BA in Economics from Stanford University and his MBA in Finance from the UCLA Anderson School of Management. He resides in Atherton, California with his wife, Bren.

“We are honored to welcome Larry to Dario’s Board of Directors,” said Erez Raphael, CEO of Dario. “His deep expertise across the healthcare ecosystem—from payers and employer groups and healthcare innovators—will provide invaluable insight as we continue to scale our solutions and strengthen our value-based partnerships. Larry’s leadership in advancing healthcare technology and his track record of driving meaningful industry change align perfectly with Dario’s mission to deliver better health outcomes through AI-driven, personalized care.”

About DarioHealth Corp.

DarioHealth Corp. (Nasdaq: DRIO) is a leading digital health company revolutionizing how people with chronic conditions manage their health through a user-centric, multi-chronic condition digital therapeutics platform. Dario’s platform and suite of solutions deliver personalized and dynamic interventions driven by data analytics and one-on-one coaching for diabetes, hypertension, weight management, musculoskeletal pain and behavioral health.

Dario’s user-centric platform offers people continuous and customized care for their health, disrupting the traditional episodic approach to healthcare. This approach empowers people to holistically adapt their lifestyles for sustainable behavior change, driving exceptional user satisfaction, retention and results and making the right thing to do the easy thing to do.

Dario provides its highly user-rated solutions globally to health plans and other payers, self-insured employers, providers of care and consumers. To learn more about Dario and its digital health solutions, or for more information, visit http://dariohealth.com.

Cautionary Note Regarding Forward-Looking Statements

This news release and the statements of representatives and partners of DarioHealth Corp. related thereto contain or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not statements of historical fact may be deemed to be forward-looking statements. For example, the Company is using forward-looking statements in this press release when it discusses its belief that adding Mr. Leisure as a member of the Board will be instrumental in guiding Dario’s continued expansion within the payer and employer markets and to advance Dario's AI-driven chronic care platform. Without limiting the generality of the foregoing, words such as "plan," "project," "potential," "seek," "may," "will," "expect," "believe," "anticipate," "intend," "could," "estimate" or "continue" are intended to identify forward-looking statements. Readers are cautioned that certain important factors may affect the Company's actual results and could cause such results to differ materially from any forward-looking statements that may be made in this news release. Factors that may affect the Company's results include, but are not limited to, regulatory approvals, product demand, market acceptance, impact of competitive products and prices, product development, commercialization or technological difficulties, the success or failure of negotiations and trade, legal, social and economic risks, and the risks associated with the adequacy of existing cash resources. Additional factors that could cause or contribute to differences between the Company's actual results and forward-looking statements include, but are not limited to, those risks discussed in the Company's filings with the U.S. Securities and Exchange Commission. Readers are cautioned that actual results (including, without limitation, the timing for and results of the Company's commercial and regulatory plans for Dario™ as described herein) may differ significantly from those set forth in the forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

DarioHealth Corporate Contact

Mary Mooney

VP Marketing

mary@dariohealth.com

+1-312-593-4280

DarioHealth Investor Relations Contact

Kat Parrella

Investor Relations Manager

kat@dariohealth.com

+315-378-6922